[COMPANY LOGO]

July 23, 2015

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for Hamilton Bancorp, Inc. (the "Company").  On July 20, 2015, we were dismissed.  We have read the Company's statements included under Item 4.01 of its Form 8-K dated July 20, 2015, and we agree with such statements insofar as they pertain to our firm.

Very truly yours,

/s/ Rowles & Company, LLP Rowles & Company, LLP

8100 Sandpiper Circle, Suite 308, Baltimore, Maryland 21236
443-725-5395  Fax 443-725-5074
Website:  www.Rowles.com